AGREEMENT TO RESCIND AND TERMINATE

This Agreement to Rescind and Terminate ("Agreement") is entered into on this 22nd day of January, 2018 by and between Agora Holdings, Inc. ("Agora"), a Utah corporation, 9706801 Canada, Inc. (d/b/a RINET TELECOM) ("RiNet"), a corporation incorporated under the laws of the province of Ontario, Canada, and  Danail Terziev ("Terziev"), an individual residing in the City of Vaughan in the province of Ontario, Canada.

WHEREAS, Agora, RiNet and Terziev (collectively, the "Parties") entered into a certain purchase agreement (the "Purchase Agreement") on June 12, 2017, wherein it was contemplated that Terziev would transfer to Agora 100% of the issued and outstanding shares of RiNet in consideration for 20,000,000 shares of the restricted common stock of Agora, and RiNet would thereafter become a wholly owned subsidiary of Agora;

AND WHEREAS, the transaction has not been completed as at the date hereof, and 20,000,000 shares of the restricted common stock of Agora have not been issued to Terziev, and the outstanding shares of RiNet have not been transferred to Agora, and the parties hereto have determined to rescind and terminate the Purchase Agreement;

NOW THEREFORE in consideration of the premises and mutual covenants set out in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereto agree as follows:

1.
Rescission of Purchase Agreement.  Agora, RiNet and Terziev hereby agree to terminate and rescind the Purchase Agreement entered into on June 12, 2017, which shall be void with no force or effect.  Each of Agora, RiNet and Terziev, and their respective officers, directors, servants, agents, successors and assigns hereby remise, release and forever discharge each from the other from any and all manner of causes of action, suits, debts, duties, accounts, bonds, covenants, warranties, contracts, claims and demands of every nature or kind arising out of or in any way contained in or related to the Purchase Agreement.

2.
Binding Effect. Except as may be otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

3.
Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

4.
Governing Law. This Agreement will be governed by the laws of the State of Utah without regard to conflict of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located within the State of Utah in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Utah for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

5.
Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof. All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.  This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Agora Holdings, Inc.	Danail Terziev

/s/Ruben Yakubov	/s/Danail Terziev
Ruben Yakubov
President/Director

9706801 Canada, Inc. (d/b/a RINET TELECOM)

/s/Danail Terziev
Danail Terziev

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